Exhibit 10.15
                           INTEREST PURCHASE AGREEMENT


         THIS INTEREST PURCHASE AGREEMENT (the "Agreement") is made and entered into this ___ day of July, 2004, by and among FERRELL RBE HOLDINGS, LLC, a Delaware corporation ("Ferrell"), and MAVERICK OIL AND GAS, INC., a Nevada corporation ("Maverick").

                                    Recitals


         WHEREAS, Ferrell and Maverick deem it advisable and in the best interests of their respective companies to consummate, the transaction contemplated hereby upon the terms set forth in this Agreement; and

         WHEREAS, RBE, LLC, has been duly organized as limited liability company under the Delaware Limited Liability Company Act (the "Company"); and

         WHEREAS, Ferrell owns all of the Company's issued and outstanding Class A membership interests (the "Interests"), representing a 50% equity interest in the Company; and

         WHEREAS, Ferrell wishes to sell to Maverick, and Maverick wishes to purchase from Ferrell, the Interests.

         NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                   ARTICLE I
                              THE PURCHASE AND SALE


        1.1.     The Purchase and Sale

                  Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Ferrell hereby sells to Maverick, and Maverick hereby purchases, the Interests from Ferrell, representing a 50% equity interest in the Company and 100% of the Class A membership interests of the Company, in consideration for which Maverick shall pay Two Million Dollars ($2,000,000) (the "Purchase Price"), of which One Million Dollars ($1,000,000) is payable to Ferrell upon execution of this Agreement and the balance of which is payable to the Company as a Class A Member capital contribution on or before October 15, 2004 (the "Transaction").

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF FERRELL

                  Ferrell hereby makes the following representations and warranties to Maverick:


        2.1.     Organization and Qualification

                  Ferrell and the Company are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization, with the corporate power and authority to own and operate their respective businesses as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect. Ferrell and the Company are duly qualified as foreign corporations to do business and are in good standing in each jurisdiction where the character of their respective properties owned or held under lease or the nature of their respective activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not, individually or in the aggregate, have a Material Adverse Effect. A copy of the Company's Articles of Organization and Operating Agreement, both as currently in effect, have been provided to Maverick.

         2.2.    Authorization; Validity and Effect of Agreement

                  Ferrell has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transaction. The execution and delivery of this Agreement by Ferrell and the performance by Ferrell of its obligations hereunder and the consummation of the Transactions have been duly authorized by its board of directors and all other necessary corporate action on the part of Ferrell, and no other corporate proceedings on the part of Ferrell are necessary to authorize this Agreement and the Transaction. This Agreement has been duly and validly executed and delivered by Ferrell and, assuming that it has been duly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of Ferrell, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

        2.3.     No Conflict; Required Filings and Consents

                  Neither the execution and delivery of this Agreement by Ferrell nor the performance by Ferrell of its obligations hereunder, nor the consummation of the Transaction, will: (i) conflict with Ferrell's articles of organization or operating agreement; (ii) violate any statute, law, ordinance, rule or regulation applicable to Ferrell or any of its properties or assets; or
(iii) violate, breach, be in conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Ferrell under, or result in the creation or imposition of any Liens upon any properties, assets or business of Ferrell under, any material contract or any order, judgment or decree to which Ferrell is a party or by which Ferrell or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences that, individually or in the aggregate, would not have a Material Adverse Effect.

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        2.4.     Title to the Interests

                  Ferrell has good and marketable title to the Interests, and the Interests are owned of record and beneficially by Ferrell, free and clear of any Liens. Except for this Agreement, there are no outstanding options, warrants, agreements, conversion rights, preemptive rights, or other rights to subscribe for, purchase or otherwise acquire the Interests. There are no voting trusts or other agreements or understandings to which Ferrell or any of its subsidiaries is a party with respect to the voting of the Interests, and there is no indebtedness of Ferrell or its subsidiaries issued and outstanding that has general voting rights with respect to the Interests. Except for this Agreement, there are no outstanding obligations of any Person to repurchase, redeem or otherwise acquire any of the Interests.

        2.5.     Brokers and Finders Fees

                  Neither Ferrell or any of its subsidiaries, nor any of their respective officers, directors, employees or managers, has employed any broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders fees in connection with the Transaction for which Ferrell or any of its subsidiaries has or could have any liability.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF MAVERICK

                  Maverick hereby makes the following representations and warranties to Ferrell:

        3.1.     Organization and Qualification

                  Maverick is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the corporate power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect.


        3.2.     Authorization; Validity and Effect of Agreement

                  Maverick has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transaction. The execution and delivery of this Agreement by Maverick and the performance by Maverick of its obligations hereunder have been duly authorized by its board of directors and all other necessary corporate action on the part of Maverick, and no other corporate proceedings on the part of Maverick is necessary to authorize this Agreement and the Transaction. This Agreement has been duly and validly executed and delivered by Maverick and, assuming that it has been duly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of Maverick, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.


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

        3.3.     No Conflict; Required Filings and Consents

                  Neither the execution and delivery of this Agreement by Maverick nor the performance by Maverick of its obligations hereunder, nor the consummation of the Transactions, will: (i) conflict with Maverick's articles of incorporation or bylaws; (ii) violate any statute, law, ordinance, rule or regulation applicable to Maverick or any of its properties or assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Maverick under, or result in the creation or imposition of any Liens upon any properties, assets or business of Maverick under, any material contract or any order, judgment or decree to which Maverick is a party or by which Maverick or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences that, individually or in the aggregate, would not have a Material Adverse Effect.


        3.4.     Investment Intent

                  The Interests are being acquired for Maverick's own account for investment purposes only and not with a view to, or with any present intention of, distributing or reselling any of the Interests. Maverick acknowledges and agrees that the Interests have not been registered under the Securities Act or under any state securities laws, and that the Interests may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and applicable state securities laws, except pursuant to an available exemption from such registration. Maverick also acknowledges and agrees that neither the SEC nor any securities commission or other Governmental Authority has (a) approved the transfer of the Interests or passed upon or endorsed the merits of the transfer of the Interests, this Agreement or the Transactions; or
(b) confirmed the accuracy of, determined the adequacy of, or reviewed this Agreement. Maverick has such knowledge, sophistication and experience in financial, tax and business matters in general, and investments in securities in particular, that it is capable of evaluating the merits and risks of this investment in the Interests, and Maverick has made such investigations in connection herewith as they deemed necessary or desirable so as to make an informed investment decision without relying upon Ferrell for legal or tax advice related to this investment. Maverick is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act.

         3.5      Brokers and Finders.

                  Neither Maverick, nor any of its officers, directors, employees or managers, has employed any broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with the Transaction for which Maverick has or could have any liability.

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

                                   ARTICLE IV
                                CERTAIN COVENANTS


        4.1.     Confidentiality

                  Ferrell shall not without the prior written consent of Maverick reveal or make accessible to any Person any confidential information relating to the Company. For purposes of this Section 4.1, the term "confidential information" does not include information that is already available to the public or becomes available to the public other than by means of a breach of this Section 4.1.

        4.2.     Public Announcements

                  Ferrell and Maverick shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Transactions or this Agreement, and shall not issue any other press release or make any other public statement without prior consent of the other parties, except (i) as may be required by law, or (ii) with respect to their respective obligations pursuant to rules or regulations of the Exchange Act, the Securities Act, any rule or regulation promulgated thereunder or any rule or regulation of the National Association of Securities Dealers.


        4.3.     Prohibition on Trading in Securities

                  Ferrell and Maverick each hereby acknowledge that information concerning the matters that are the subject matter of this Agreement may constitute material non-public information under United States federal securities laws, and that United States federal securities laws prohibit any Person who has received material non-public information relating to Ferrell or Maverick from purchasing or selling securities of Ferrell or Maverick, as the case may be, or from communicating such information to any Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell securities of Ferrell or Maverick, as the case may be. Accordingly, until such time as any such non-public information has been adequately disseminated to the public, Ferrell shall not purchase or sell any securities of Maverick, or communicate such information to any other Person, and Maverick shall not purchase or sell any securities of Ferrell, or communicate such information to any other Person.

        4.4.     Further Assurances

                  Each of the parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective, in the most expeditious manner practicable, the Transaction, including, but not limited to: (i) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the performance of the obligations hereunder; and (ii) the execution and delivery of such instruments, and the taking of such other actions, as the other party hereto may reasonably require in order to carry out the intent of this Agreement.


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

        4.5.          Notification of Certain Matters

         Each party hereto shall promptly notify the other party in writing of any events, facts or occurrences that would result in any breach of any representation or warranty or breach of any covenant by such party contained in this Agreement.

                                   ARTICLE V
                                  MISCELLANEOUS

        5.1.     Entire Agreement

                  This Agreement and the schedules and exhibits hereto contain the entire agreement between the parties and supercede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.


        5.2.     Amendment and Modifications

                  This Agreement may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought.


        5.3.     Successors and Assigns

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that no party hereto may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other party hereto. Nothing in this Agreement is intended to confer upon any person not a party hereto (and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.


        5.4.     Survival of Representations, Warranties and Covenants

                  The representations and warranties contained herein shall survive the Closing and shall thereupon terminate eighteen (18) months after the date, except that the representations contained in Sections 2.1, 2.2, 2.4, 3.1,
3.2 and 3.4 shall survive indefinitely. All covenants and agreements contained herein which by their terms contemplate actions following the date of this Agreement shall remain in full force and effect in accordance with their terms.


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

        5.5.     Headings; Definitions

                  The Section and Article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

        5.6.     Severability

                  If any provision of this Agreement or the application thereof to any Person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement shall remain in full force and effect and shall be reformed to render the Agreement valid and enforceable while reflecting to the greatest extent permissible the intent of the parties.


        5.7.     Expenses

                  Except as otherwise expressly set forth herein, all legal and other costs and expenses incurred in connection with the Transaction shall be paid by the party incurring such expenses.


        5.8.     Notices

                  All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number of the party to whom the notice is being sent.

        5.9.     Governing Law

                  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that the Nevada General Corporation Law shall apply to the internal corporate governance of Maverick.

        5.10.    Arbitration

                  If a dispute arises as to the interpretation of this Agreement, it shall be decided in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration then in effect at the time of the dispute. The arbitration shall take place in the Commonwealth of Pennsylvania. The decision of the Arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. The parties shall share equally the costs of the arbitration.


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

        5.11.    Counterparts

         This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.


        5.12.    Certain Definitions

                  As used herein:

                  (a) "Affiliate" shall have the meanings ascribed to such term in Rule 12b-2 of the Exchange Act;

                  (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended;

                  (c) "Governmental Authority" shall mean any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission or court, whether domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof;

                  (d) "Liens" shall mean liens, pledges, charges, claims, security interests, purchase agreements, options, title defects, restrictions on transfer or other encumbrances, or any agreements (other than this Agreement or the Company's Operating Agreement) to do any of the foregoing, of any nature whatsoever, whether consensual, statutory or otherwise;

                  (e) "Material Adverse Effect" shall mean any adverse effect on the business, condition (financial or otherwise) or results of operation of (i) in the case of Ferrell, Ferrell and its subsidiaries, if any, that is material to Ferrell and its subsidiaries, if any, taken as a whole, or (ii) in the case of Maverick, Maverick and its subsidiaries, if any, that is material to Maverick and its subsidiaries, if any, taken as a whole;

                  (f) "Person" shall mean any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof;

                  (g) "SEC" shall mean the Securities and Exchange Commission;
and

                  (h) "Securities Act" shall mean the Securities Act of 1933, as amended.


                  [Remainder of page intentionally left blank]



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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                 FERRELL RBE HOLDINGS, LLC

                                 By:     /s/ Dyke Ferrell
                                     -------------------------------------
                                      Dyke Ferrell
                                      Manager

                                 MAVERICK OIL & GAS, INC.

                                 BY:   /s/ Michael Garland
                                     -------------------------------------
                                      Michael Garland
                                      President




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